SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549



                                  FORM 8-K


                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



                              November 8, 1999
              Date of Report (Date of earliest event reported)



                           WARNER-LAMBERT COMPANY
           (Exact name of registrant as specified in its charter)

                                  Delaware
               (State or other jurisdiction of incorporation)


            1-3608                                 22-1598912
     (Commission File Number)           (IRS EmployerIdentification No.)


      201 Tabor Road, Morris Plains, New Jersey       07950-2693
      (Address of principal executive offices)        (Zip Code)


                               (973) 540-2895
            (Registrant's telephone number, including area code)


Item 5.  Other Events.

            Copies of the joint American Home Products Corporation ("AHP") and Warner-Lambert Company ("Warner-Lambert") press release with respect to the Joint Analyst Presentation by AHP and Warner-Lambert, and the visual portion of such presentation, are filed as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated herein by reference.

            Statements made in the Joint Analyst Presentation that state the intentions, beliefs, expectations or predictions of AHP, Warner-Lambert, or their respective managements for the future are forward-looking statements. It is important to note that both AHP's and Warner-Lambert's actual results could differ materially from those projected in such forward-looking statements. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained from time to time in the filings of each of AHP and Warner-Lambert with the U.S. Securities and Exchange Commission (the "SEC"). Copies of these filings may be obtained by contacting AHP or Warner- Lambert, as applicable, or the SEC.

            INVESTORS ARE URGED TO READ THE JOINT PROXY
STATEMENT/PROSPECTUS INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO (THE "JOINT PROXY STATEMENT/PROSPECTUS") WHICH WILL BE PREPARED BY WARNER-LAMBERT AND AHP IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT BETWEEN WARNER-LAMBERT, AHP AND A WHOLLY-OWNED SUBSIDIARY OF AHP. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION TO INVESTORS. WHEN COMPLETED, THE JOINT PROXY STATEMENT/PROSPECTUS WILL BE MAILED TO THE SHAREHOLDERS OF EACH COMPANY. COPIES OF THE JOINT PROXY STATEMENT/PROSPECTUS MAY BE OBTAINED FOR FREE BY CONTACTING WARNER-LAMBERT OR AHP AND AT THE SEC'S WEB SITE AT WWW.SEC.GOV.

Item 7.  Financial Statements and Exhibits

      (c)   Exhibits

            (99.1) Press Release, dated November 8, 1999, with respect to the Joint Analyst Presentation

            (99.2)  Joint Analyst Presentation

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              WARNER-LAMBERT COMPANY


                              By: /s/  Rae G. Paltiel
                                 --------------------------------
                              Name:  Rae G. Paltiel
                              Title: Secretary



Dated:  November 9, 1999





                            EXHIBIT INDEX


      (99.1) Press Release, dated November 8, 1999, with respect to the Joint Analyst Presentation

      (99.2)  Joint Analyst Presentation